Registration No. 333-____________

As filed with the Securities and Exchange Commission on June 9, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Delaware	99-0370688
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address, including zip code,

of registrant’s principal executive offices)

Sixth Amended and Restated Lipocine Inc. 2014 Stock and Incentive Plan

(Full title of the plan)

Mahesh V. Patel

President and Chief Executive Officer

LIPOCINE INC.

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(801) 994-7383

(Name, address and telephone number,

including area code, of agent for service of process)

Copies to:

Dan Lyman

Dorsey & Whitney LLP

111 South Main Street, Suite 2100

Salt Lake City, Utah 84111

(801) 933-7360

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Lipocine Inc. (the “Registrant”) has prepared this registration statement on Form S-8 (the “Registration Statement”) to register an additional 663,418 shares of the Registrant’s common stock, par value $0.0001 per share, for issuance under the Sixth Amended and Restated Lipocine Inc. 2014 Stock and Incentive Plan (the “2014 Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the 2014 Plan (Registration No. 333-197421, Registration No. 333-214492, Registration No. 333- 226664, and Registration No. 333-240197 (collectively, the “Prior Registration Statements”)) filed with the Securities and Exchange Commission on July 15, 2014, November 8, 2016, August 8, 2018, and July 30, 2020 respectively. This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Company hereby incorporates by reference herein the contents of the Prior Registration Statements and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement, as of their respective dates:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

(c)	the Registrant’s Current Reports on Form 8-K filed on January 12, 2026, January 20, 2026, February 18, 2026, March 4, 2026, March 10, 2026, April 2, 2026, April 21, 2026, May 7, 2026, May 18, 2026, May 19, 2026, and May 26, 2026; and

(d)	the description of the Registrant’s Common Stock, par value $0.0001 per share, as contained in the Registration Statement on Form S-3 filed on November 22, 2023, as updated by the description of the Registrant’s Common Stock contained in Exhibit 4.6 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on July 25, 2013).
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Lipocine Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on June 28, 2022).
4.3	Certificate of Amendment to the Amended and Restated Certificated of Incorporation of Lipocine Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 11, 2023).
4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Lipocine Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on June 4, 2025).
4.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 8-K filed on July 25, 2013).
4.6	Amendment to the Amended and Restated Bylaws of Lipocine Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on March 10, 2023).
5.1	Opinion of Dorsey & Whitney LLP.*
23.1	Consent of Tanner LLP, independent registered public accounting firm.*
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).*
24.1	Power of Attorney (included with the signatures in Part II of this Registration Statement).*
99.1	Sixth Amended and Restated Lipocine Inc. 2014 Stock and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 4, 2026).
107	Filing Fee Table.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on June 9, 2026.

LIPOCINE INC.

By	/s/ Mahesh V Patel
Name:	Mahesh V. Patel
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mahesh V. Patel and Morgan R. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ Mahesh V. Patel	Chief Executive Officer (principal executive and principal financial officer)	June 9, 2026
Mahesh V. Patel

/s/ Krista Fogarty	Principal Accounting Officer and Corporate Controller	June 9, 2026
Krista Fogarty	Officer (principal financial and accounting officer)

/s/ John W. Higuchi	Director	June 9, 2026
John W. Higuchi

/s/ Jill Jene	Director	June 9, 2026
Jill Jene

/s/ R. Dana Ono	Director	June 9, 2026
R. Dana Ono